Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER 2012 RESULTS

First quarter 2012 earnings per share of $0.69 compared with $0.83 last year

First quarter sales increased 4.5%; comparable store sales decreased 5.0%

SAVANNAH, GA (May 16, 2012) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the first quarter of fiscal 2012.

Financial Highlights — First quarter ended April 28, 2012

Total sales in the first quarter ended April 28, 2012 increased 4.5% to $197.7 million compared with $189.2 million in the first quarter ended April 30, 2011.  Comparable store sales decreased 5.0% in the first quarter.  Net income was $10.1 million, or $0.69 per diluted share, in the first quarter of 2012, compared with $12.1 million, or $0.83 per diluted share, in last year’s first quarter.

The Company opened two stores, relocated one store, and closed two stores in the first quarter of 2012, resulting in a total store count of 511 at the end of the quarter.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2906.  A replay of the conference call will be available until May 23, 2012, by dialing (402) 977-9140 and entering the passcode, 21575848.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and continue through May 23, 2012.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 511 stores located in 29 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Chief Financial Officer	Chief Executive Officer
	(912) 443-2075	(912) 443-3705

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 28, 2012	April 30, 2011
	(unaudited)	(unaudited)
Net sales	$197,694	$189,168
Cost of sales	123,028	114,099
Gross profit	74,666	75,069
Selling, general and administrative expenses	52,669	51,072
Depreciation and amortization	6,145	5,584
Income from operations	15,852	18,413
Interest income	62	54
Interest expense	(49)	(4)
Income before income taxes	15,865	18,463
Income tax expense	5,761	6,370
Net income	$10,104	$12,093

Basic net income per common share	$0.69	$0.83
Diluted net income per common share	$0.69	$0.83

Weighted average shares used to compute basic net income per share	14,636	14,554
Weighted average shares used to compute diluted net income per share	14,637	14,567

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	April 28, 2012	April 30, 2011
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$63,964	$76,847
Short-term investment securities	1,637	—
Inventory	115,008	113,380
Prepaid and other current assets	17,749	15,828
Property and equipment, net	85,622	91,175
Long-term investment securities	18,088	16,824
Other noncurrent assets	3,022	3,132
Total assets	$305,090	$317,186

Liabilities and Stockholders’ Equity:
Accounts payable	$59,996	$58,988
Accrued liabilities	24,628	23,370
Other current liabilities	1,975	6,223
Noncurrent liabilities	12,218	10,778
Total liabilities	98,817	99,359

Total stockholders’ equity	206,273	217,827
Total liabilities and stockholders’ equity	$305,090	$317,186